Exhibit 99.1

Akorn Reports First Quarter 2011 Financial Results
-Revenues of $25.4 million & Adjusted EBITDA of $8.4 million-
-Raises Outlook for 2011-

LAKE FOREST, Ill.--(BUSINESS WIRE)--May 3, 2011--Akorn, Inc. (NASDAQ:AKRX), a niche generic pharmaceutical company, today reported financial results for the first quarter of 2011. The Company also separately announced it has entered into an agreement to acquire Advanced Vision Research, Inc. AVR is a leader in the over-the-counter dry eye market with annual sales of approximately $20.0 million in 2010, both domestic and international. AVR’s products are sold under the TheraTears® brand for use in the treatment of dry eye, eyelid cleansing, eye nutrition and contact lens comfort.

Raj Rai, Chief Executive Officer commented, “These are exciting times for Akorn. We are evaluating other acquisition opportunities that are complementary to our existing business. With the continued strength in our base business and the opportunities to grow through our internal R&D efforts, we feel optimistic about the long term growth prospects for our company.”

First Quarter Highlights

●	Core business revenue growth of 66% over the comparable prior year quarter. Akorn’s core business consists of the ophthalmic, hospital drugs & injectables and contract services segments.

●	Gross margins increased to 56%, up from 53% in the prior quarter and 41% in the comparable prior year quarter.

●	Seventh consecutive quarter of core revenue, core gross margin and adjusted EBITDA growth.

●	Filed three new internally developed ANDAs with a combined market value of $190 million.

●	Successfully transitioned the Akorn-Strides joint venture to Pfizer.

Consolidated revenue for the first quarter of 2011 was $25.4 million, up 24% over the comparable prior year quarter consolidated revenue of $20.5 million. First quarter 2011 core business revenue was $25.4 million, up 66% over the comparable prior year quarter core revenue of $15.3 million. The increase in core business revenue was the result of the continued growth of products launched in 2010 as well as strong organic growth in established injectable and ophthalmic products.

Consolidated gross margin for the first quarter of 2011 was 56% compared to 41% in the comparable prior year period. Sustained improvements in gross margin are the result of favorable product mix, selected price increases, higher utilization of plant capacities and the launch of new, higher margin products in 2010.

Net income for the first quarter of 2011 was $5.8 million, and earnings per share were $0.06 per diluted share compared to a net income of $3.5 million and earnings per share of $0.04 in the prior year quarter. First quarter 2011 included $1.0 million in revenue and $1.1 million in net income from Akorn’s participation in the Akorn-Strides LLC joint venture. All joint venture sales activities ended on April 29, 2011 with the transfer of the remaining joint venture abbreviated new drug approvals (ANDAs) to Pfizer as previously announced on December 29, 2010. In the second quarter 2011, the Company will recognize its share of the gain on the transfer of these remaining ANDAs.

2011 Revised Outlook inclusive of impact from the pending acquisition of AVR

●
The Company projects 2011 revenue in the range of $94.0 million to $98.0 million before the impact of the AVR acquisition. AVR is expected to add approximately $12.0 million to 2011 revenues. The company now projects 2011 revenues in the range of $106 million to $110 million.

●	The Company’s 2011 gross margin is projected to be between 52% and 54% including the impact of the AVR acquisition.

●	The Company projects 2011 adjusted EBITDA of approximately $25.0 million to $30.0 million including the impact of the AVR acquisition.

●	In 2011, the Company expects to spend approximately $15 million to $20 million in capital expenditures to increase plant capacities and improve efficiencies.

●	The Company is projecting 2011 R&D expenses of approximately $9.0 million to $10.0 million.

●	The Company’s 2011 outlook excludes the impact of any new approvals after May 2, 2011.

AKORN’S R&D PIPELINE

The Company has 20 ANDAs filed with the FDA with a combined annual market size of approximately $3.1 billion. The Company has completed development work on 10 additional products with a combined annual market size of approximately $900 million and expects to file these products with the FDA shortly.

FIRST QUARTER 2011 CONFERENCE CALL

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, May 3, 2011, to discuss first quarter 2011 results followed by a Q&A session. The domestic call-in number is (866) 316-1365 and the international call-in number is (913) 312-0981. The confirmation code for all callers is 2538920. The URL for the webcast is http://www.videonewswire.com/event.asp?id=78328.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, statements regarding Akorn's goals, regulatory approvals and strategy and other statements relating to the acquisition of AVR by Akorn. Such forward looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Since Adjusted EBITDA is not a GAAP financial measure, it should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA to net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income, plus:

●	Interest income (expense), net
●	Provision for income taxes
●	Depreciation and amortization
●	Non-cash expenses, such as share-based compensation expense and changes in the fair value of warrants
●	Other adjustments, such as supply agreement termination expenses and equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

While the Company uses Adjusted EBITDA in managing and analyzing its business and financial condition and believes it to be useful to investors in their evaluating the Company’s performance, Adjusted EBITDA has certain shortcomings. Specifically, Adjusted EBITDA does not take into account the impact of capital expenditures on the liquidity or GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Accordingly, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2011	2010

Revenues	$25,444	$20,520
Cost of sales	11,191	12,092
GROSS PROFIT	14,253	8,428

Selling, general and administrative expenses	6,402	4,757
Research and development expenses	1,887	1,432
Amortization of intangibles	256	414
TOTAL OPERATING EXPENSES	8,545	6,603

OPERATING INCOME	5,708	1,825

Write-off and amortization of deferred financing costs	(193)	(273)
Interest income (expense), net	11	(290)
Equity in earnings of unconsolidated joint venture	824	464
Change in fair value of warrants liability	-	1,798
INCOME BEFORE INCOME TAXES	6,350	3,524
Income tax provision	540	4
NET INCOME	$5,810	$3,520

NET INCOME PER SHARE:
BASIC	$0.06	$0.04
DILUTED	$0.06	$0.04

SHARES USED IN COMPUTING NET INCOME
PER SHARE:
BASIC	94,197	90,446
DILUTED	103,985	92,817

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	MARCH 31,	DECEMBER 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,712	$41,623
Trade accounts receivable, net	14,453	11,270
Inventories	19,830	18,917
Prepaid expenses and other current assets	1,810	1,803
TOTAL CURRENT ASSETS	81,805	73,613
PROPERTY, PLANT AND EQUIPMENT, NET	34,014	32,731
OTHER LONG-TERM ASSETS:
Intangibles, net	2,866	3,122
Deferred financing costs	1,352	1,545
Other	105	105
TOTAL OTHER LONG-TERM ASSETS	4,323	4,772
TOTAL ASSETS	$120,142	$111,116

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$6,477	$4,894
Accrued compensation	1,428	3,396
Accrued expenses and other liabilities	3,763	3,473
Advance from unconsolidated joint venture	10,680	10,177
TOTAL CURRENT LIABILITIES	22,348	21,940
LONG-TERM LIABILITIES:
Lease incentive obligations	1,096	1,125
Product warranty liability	1,299	1,299
TOTAL LONG-TERM LIABILITIES	2,395	2,424
TOTAL LIABILITIES	24,743	24,364
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 94,545,555 and 93,975,334 shares issued and outstanding at March 31, 2011
and December 31, 2010, respectively	187,030	182,466
Warrants to acquire common stock	17,946	19,673
Accumulated deficit	(109,577)	(115,387)
TOTAL SHAREHOLDERS' EQUITY	95,399	86,752
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$120,142	$111,116

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2011	2010
OPERATING ACTIVITIES
Net income	$5,810	$3,520
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,126	1,302
Write-off and amortization of deferred financing fees	193	273
Non-cash stock compensation expense	731	301
Non-cash change in fair value of warrants liability	-	(1,798)
Equity in earnings of unconsolidated joint venture	(824)	(464)
Changes in operating assets and liabilities:
Trade accounts receivable	(3,183)	(2,413)
Inventories	(913)	901
Prepaid expenses and other current assets	(7)	575
Trade accounts payable	1,583	(23)
Accrued expenses and other liabilities	(2,194)	(209)
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,322	1,965

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(2,131)	(1,185)
Distribution from unconsolidated joint venture	1,792	730
NET CASH USED IN INVESTING ACTIVITIES	(339)	(455)

FINANCING ACTIVITIES
Proceeds from exercise of stock warrants	1,727	-
Proceeds under stock option and stock purchase plans	379	95
Repayments of line of credit	-	(3,000)
Net proceeds from common stock and warrant offering	-	2,469
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	2,106	(436)

INCREASE IN CASH AND CASH EQUIVALENTS	4,089	1,074
Cash and cash equivalents at beginning of period	41,623	1,617
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$45,712	$2,691

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2011	2010

NET INCOME	$5,810	$3,520

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation and amortization expense	1,126	1,302
Interest (income) expense, net	(11)	290
Income tax provision	540	4
EBITDA	$7,465	$5,116

NON-CASH AND OTHER NON-RECURRING INCOME
AND EXPENSES:
Non-cash stock compensation expense	731	301
Change in fair value of warrants liability	-	(1,798)
Write-off and amortization of deferred financing costs	193	273
ADJUSTED EBITDA	$8,389	$3,892

CONTACT:
At the Company:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6150